Exhibit 23.2

18012 Sky Park Circle, Suite 200 Irvine, California 92614 tel 949-852-1600 fax 949-852-1606 www.rjicpas.com

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference into this Registration Statement on Form F-3 of our report dated March 31, 2022 relating to the consolidated financial statements of Versus Systems, Inc. as of and for the year ended December 31, 2021 and consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

Irvine, California

August 10, 2022